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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated October 7, 1999, except as to the information in
Note 19, for which the date is October 27, 1999, on our audits of the combined financial statements and financial statement schedule of Triton PCS Holdings, Inc. and Predecessor Company, as defined in Note 1 to the combined financial statements, and its subsidiaries. We also consent to the reference to our firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 27, 1999